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                                                                   EXHIBIT 10.14

                                                                  EXECUTION COPY

                         TRANSITION SERVICES AGREEMENT

          This Transition Services Agreement (this "Agreement") is made as of the 1st day of April, 1999, by and among Deloitte & Touche LLP, a Delaware limited liability partnership ("D&T"), RC Transaction Corp., a Delaware corporation ("Buyer"), and Re:sources Connection LLC, a Delaware limited liability company (the "Company").

          Buyer, the Company and D&T wish to achieve an orderly transition in connection with the purchase, pursuant to that certain Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, by and among D&T, Deloitte & Touche Acquisition Company LLC, the Company and Buyer, of all of the membership interests in the Company by Buyer.

          D&T has agreed to provide certain services to Buyer and the Company in connection with the operation of the Business (as defined in the Purchase Agreement) subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, for and in consideration of the foregoing and the terms and conditions contained hereinafter, the parties hereto agree as follows:

     1.  Orderly Separation; Minimal Disruption.  The parties hereto shall work
         --------------------------------------
together using their respective commercially reasonable efforts to provide for the orderly separation of the Business from D&T and its acquisition by Buyer (through Buyer's acquisition of all of the membership interests in the Company) as contemplated by the Purchase Agreement with minimal disruption to the Business.

     2.  Services.  D&T agrees to provide, and Buyer and the Company agree to
         --------
accept, the services of D&T in connection with the operation of the Business (the "Services"), as follows:

         2.1  Continuing Professional Education.  During the three-year period
              ---------------------------------
beginning on the date hereof, unless earlier terminated pursuant to Section 4.2, each D&T local office in the locations identified in Annex A shall afford Buyer's or the Company's employees involved in the operation of the Business the opportunity to participate in D&T's continuing professional education programs offered by such local offices relating to accounting, auditing and tax on the following basis:

               (a) Such participation shall be on an "as available" basis.

               (b) The cost of such participation shall be $200 per person for each MI-day program and $100 per person for each half-day program.

               (c) D&T may refuse access to any program if it reasonably determines that such access would not be consistent with its obligations of confidentiality, its obligations pursuant to professional rules and regulations or the orderly operation of its business; provided that, D&T

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               will make good faith efforts to allow Buyer's or the Company's employees involved in the operation of the Business to participate in D&T's continuing professional education programs offered by its local offices in the locations identified in Annex A relating to accounting, auditing and tax.

               (d) D&T shall, upon request prior to completion of any such program by any person attending any such program, furnish to such person evidence of attendance by such person in any such program, but D&T shall be under no obligation to maintain records of attendance in such programs by Buyer's or the Company's employees or to report hours of attendance.

               (e) Information on continuing professional education programs offered by the D&T local offices in the locations identified in Annex A will be provided by a representative of D&T to a representative of Buyer. D&T's representative for this purpose shall be any person or persons designated by D&T to Buyer by notice from time to time, which may include representatives of D&T in one or more D&T local offices. Buyer's representative for this purpose shall be any person designated by Buyer to D&T by notice from time to time. D&T shall not be required to provide such information directly to Buyer's or the Company's employees.

               (f) The parties hereto acknowledge that it is D&T's present intention to cease offering continuing professional education programs through its local offices as of January 1, 2000.

        2.2    Transitional Use of Office Space.
               --------------------------------

               (a) The Business currently maintains offices for its personnel (the "Buyer Offices") in the locations (the "Locations") leased by D&T and set forth on Annex A. It is the intention of the parties hereto that, in order to provide for the orderly separation of the Business from D&T and transfer to
Buyer:

                    (i) subject to the terms of this Section 2.2, in consideration of Buyer's payment of the applicable costs specified in Annex B (which costs, with respect to Fiscal Year 1999, shall be pro rated based on the period beginning on the Closing Date (as defined in the Purchase Agreement) and ending on the last day of Fiscal Year 1999), Buyer shall be granted a license hereunder to maintain a Buyer Office in each Location during a transitional period not to exceed the period commencing on the Closing Date and ending on the date specified for such Buyer Office in Annex A (the "Transition Period") unless earlier terminated pursuant to Section 4.2, subject further to the Professional Obligations (as defined herein);

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                    (ii) D&T shall use its commercially reasonable efforts to
                    identify to Buyer, no later than 150 days prior to the end of the applicable Transition Period, for each Location (other than those Locations described in Section 2.2(a)(iv)), office space which (A) is located in a building of at least the same class as the building in which the Buyer Office for such Location is located on the Closing Date as specified in Annex A and (B) contains square footage of at least the amount of square footage for such Location specified on Annex A. With respect to those Buyer Offices for which the Transition Period is 180 days after the Closing Date and for the Buyer Offices located in Boston and Washington, D.C., the parties hereto acknowledge and agree that D&T has satisfied its obligations under this Section 2.2(a)(ii). In addition, within 12 months after the Closing Date, D&T shall use its commercially reasonable efforts to identify to Buyer office space in the suburbs of Chicago, Illinois that is located in at least a B class building and contains at least 1,365 square feet of space and office space in Austin, Texas that is located in at least a B class building and contains at least 1,300 square feet of space;

                    (iii) Buyer shall relocate each Buyer Office (other than the Buyer Offices located at the Locations described in
                    Section 2.2(a)(iv)) no later than the end of the applicable Transition Period to either (A) the office space identified by D&T pursuant to Section 2.2(a)(ii) or (B) such other office space as may be identified by Buyer; provided, however, that, (x) if such relocation of any Buyer Office is delayed as a result of circumstances that are unforeseen by Buyer, not within Buyer's or the Company's control and relate to the construction or "building out" of facilities in the office space, then Buyer shall have up to an additional 45 days (which may be included in, but shall not be in addition to, the 120-day period, if any, referred to in clause (y) below) after the end of the applicable Transition Period to make such relocation; (y) if D&T has not identified office space pursuant to Section 2.2(a)(ii) at least 90 days prior to the end of the applicable Transition Period for any Location, then D&T shall notify Buyer, and Buyer shall have up to an additional 120 days (which may be included in, but shall not be in addition to, the 45-day period, if any, referred to in clause (x) above) after the end of the applicable Transition Period to relocate the Buyer Office at such Location; and (z) D&T shall continue to provide Ancillary Services (as defined herein) in accordance with the terms hereof with respect to any such Buyer Office during any such additional period referred to in clause (x) or (y) above; and, provided, further, that, notwithstanding any other provision of this Agreement to the contrary, (1) with respect to

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                    each Buyer Office for which the Transition Period is 540
                    days after the Closing Date and with respect to the Buyer Offices located in Boston and Washington, D.C., Buyer shall not be entitled to any extension of the applicable time period pursuant to clause (x) or (y) above and (2) with respect to each Buyer Office for which the Transition Period is 360 days after the Closing Date, Buyer may only extend the applicable time period pursuant to clause (x) (that is, up to an additional 45 days after the end of the applicable Transition Period) if such relocation of any such Buyer Office is delayed as a result of circumstances that are unforeseen by Buyer and are not within Buyer's or the Company's control (including, without limitation, circumstances that relate to the construction or "building out" of facilities in the office space or the negotiation of leases for such office space); and

                    (iv) with respect to certain Locations identified on Annex A, Buyer, at its own cost, will render each Buyer Office at each such Location into a Fully Separate Office (as defined herein) and shall enter into a separate sublease with D&T for such Fully Separate Office, in each case, prior to the end of the applicable Transition Period.

              (b) In the event that D&T identifies office space for any Location pursuant to Section 2.2(a)(ii) that is then leased by D&T and is to be subleased to Buyer, then any such sublease, as well as any sublease entered into pursuant to Section 2.2(a)(iv), shall (i) be guaranteed by the Company, (ii) be at an amount equal to the greater of the fair market value or the amount paid by D&T for such space and (iii) have a term of such duration as shall be approved by the D&T office managing partner responsible for the subleased space and, in any event, shall not exceed the term of the lease between D&T and the landlord for such space. Notwithstanding the foregoing, the parties hereto acknowledge and agree that D&T has no obligation to enter into any such sublease with Buyer pursuant to this Section 2.2(b), except to the extent provided in Section 2.2(a)(iv).

              (c) In the event that in order for Buyer to lease any office space identified by D&T pursuant to Section 2.2(a)(ii) or identified by Buyer, the landlord for such space requires a guarantee of Buyer's obligations under the lease for such space, the Company or such other entity acceptable to the landlord (other than D&T or any of its affiliates) shall be the guarantor for such lease.

              (d) As used herein, a "Fully Separate Office" means facilities which (i) unless otherwise agreed to by the parties hereto, are physically separate from space occupied by D&T, such that they have separate entrances and exits and there is no common or connected back-office space and no shared reception area or the like and (ii) unless otherwise agreed to by the parties hereto, contain a local area/wide area network, e-mail system and telephone switch (including voice mail), in each case, separate from such systems used by D&T.

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          (e) Buyer's right to use the Buyer Offices during each applicable
Transition Period shall include the right to use (i) conference rooms, mail rooms, duplicating and facsimile machines, libraries, telephone reception (at such times as D&T provides such reception to its own operations and provided calls are transferred on a "dedicated line" identifying them to the receptionist as Buyer or Company calls) and common areas such as kitchens and restrooms and
(ii) D&T's local area/wide area networks, e-mail system, and telephone switches (including voicemail), in each case, in the ordinary course and subject to such restrictions as D&T may reasonably establish to comply with its obligations pursuant to professional rules and regulations, its obligations of confidentiality and its obligations to protect D&T Protected Information (as defined in Section 5.1) (collectively, "Professional Obligations") and the orderly operation of its business (collectively, the "Ancillary Services"). Buyer shall not use, and shall take commercially reasonable efforts to prohibit any employee, agent or representative of Buyer or other person from using, any of the Ancillary Services for any purpose other than the operation of the Business. If any such employee, agent or representative willfully uses any of the Ancillary Services for the purpose of obtaining access to any D&T Protected Information, then, promptly after Buyer receives notice thereof, Buyer shall prohibit such employee, agent or representative from having any further access to any of the Buyer Offices.

          (f) The applicable license fee for each Buyer Office (which shall constitute consideration for use of the Buyer Offices and the availability and use of the Ancillary Services) for Fiscal Year 1999 is set forth on Annex B (which costs shall be pro rated based on the period beginning on the Closing Date and ending on the last day of Fiscal Year 1999) and shall be no less than the fair market value of the use of the Buyer Offices and Ancillary Services provided to Buyer. Annex B shall be supplemented no later than the end of Fiscal Year 1999 with the applicable license fee for each Buyer Office for Fiscal Year 2000. The applicable license fee for Fiscal Year 2000 shall be allocated as part of the normal D&T annual budgeting process on an office-by-office basis consistent with past D&T practice. For any Buyer Office that has not been relocated before the end of Fiscal Year 2000, the applicable license fee for Fiscal Year 2001 shall be allocated as part of the normal D&T annual budgeting process on an office-by-office basis and consistent with past D&T practice and Annex B shall be supplemented accordingly. All such license fees shall be paid in accordance with the terms set forth in Annex C. As used herein, "Fiscal Year 1999" means the period beginning on May 31, 1998 and ending on May 29, 1999, "Fiscal Year 2000" means the period beginning on May 30, 1999 and ending on June 3, 2000 and "Fiscal Year 2001" means the period beginning on June 4, 2000 and ending on June 2, 2001.

          (g) At the request of D&T, Buyer shall modify existing or install new signage at locations identified by D&T identifying Buyer Offices as Buyer or Company facilities. The placement, size, design and general appearance of any such signage shall be subject to D&T's approval. No such signage shall be installed without the approval of Susan I. Zaffiro, Director, National Facilities-Deloitte & Touche USA LLP, 10 Westport Road, Wilton, Connecticut 06897; telephone: (203) 761-3000, or such other D&T designee notified to Buyer from time to time.

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          (h) Buyer may vacate any Buyer Office and terminate its future obligations with respect thereto, on no less than 120 days' prior notice, as to Buyer Offices which occupy less than 1,000 square feet (excluding any space which is the subject of Ancillary Services), and 180 days' prior notice, as to any other Buyer Office, except for space that is subleased by Buyer from D&T pursuant to a sublease, in which case the relevant sublease shall control.

          (i) D&T shall give Buyer no less than 150 days' prior notice (or such lesser period as D&T may reasonably require due to unforeseen circumstances) of its determination, in its discretion, to close any Location or to relocate its facilities at any Location. Any rights of Buyer to operate a Buyer Office at such Location shall terminate upon such closure or relocation. Commencing on D&T's notice under this Section 2.2(i), D&T shall, with respect to the Location to be closed or relocated, use the same commercially reasonable efforts described in Section 2.2(a)(ii) (without giving effect to the time period specified therein) to promptly identify office space for Buyer prior to such closure or relocation.

          (j) In the event that Buyer desires to use additional space at any Location at which Buyer maintains a Buyer Office during the Transition Period, then Buyer will, upon its request and subject to the availability of such space and the approval of the D&T office managing partner responsible for such office and D&T, be entitled to obtain additional space at such Location at agreed upon market rates.

          (k) If D&T determines in its reasonable discretion that in light of its Professional Obligations or the orderly operation of its business that it is desirable to move the location of any Buyer Office within a Location, then D&T shall be permitted to move such Buyer Office upon at least 45 days' prior notice thereof to Buyer; provided that (i) the new facilities provided by D&T to Buyer at such Location are substantially similar to the facilities previously provided by D&T to Buyer at such Location, (ii) D&T reimburses Buyer for any reasonable out-of-pocket expenses incurred by Buyer in connection with any such move and
(iii) D&T shall use its commercially reasonable efforts to minimize any disruption to the Business as a result of any such move.

          (l) In addition to the provisions hereof, Buyer's rights and obligations with respect to each of the Locations during the applicable Transition Period shall be the subject of the additional license terms attached hereto as Annex C and Buyer and the Company agree to be bound by such terms which shall be deemed to be set forth herein in full.

          2.3  Additional Services.  In the event that it is necessary for Buyer
               -------------------
to obtain additional services from D&T, the parties hereto will consult in good faith as to the services sought and appropriate terms, including compensation to D&T, for the provision of such services by D&T, and shall use their commercially reasonable efforts to enable Buyer to obtain such services, subject to the Professional Obligations and the orderly operation of D&T's business.

          2.4  Boston Buyer Office and Washington, D.C. Buyer Office.
               -----------------------------------------------------
Notwithstanding any provision hereof to the contrary, the following terms shall apply with respect to the Buyer Offices located in Boston and Washington, D.C.:

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                    (i) If, after the exercise of commercially reasonable
               efforts, Buyer is unable to relocate the current Buyer Office located in Boston and/or Washington, D.C. prior to the time when D&T relocates from such Location (presently scheduled for July 4, 1999 in Boston and June 25, 1999 in Washington, D.C.) D&T shall accommodate a Buyer Office in the new space ("New Space") leased by D&T in Boston and Washington D.C., respectively, on the terms set forth in this Section 2.4; and

                    (ii) In connection with D&T's accommodation of a Buyer
               Office in New Space as provided in this Section 2.4, (w) it is probable that the space associated with such Buyer Office will not be contiguous or efficient for the operation of the Business,
               (x) such accommodation shall be effected through a license as provided in this Agreement, (y) such license shall be effective for a period of up to 90 days after the date the Buyer Office is established in such New Space and (z) the applicable license fee for such Buyer Office shall equal the license fee payable by Buyer as of the date of the relocation to the New Space for the current Buyer Office located in Boston or Washington, D.C., respectively, but shall not be less than the fair market value of the use of such Buyer Office and the Ancillary Services provided to Buyer with respect thereto.

          2.5  Certain Furniture.  With respect to all furniture not
               -----------------
constituting fixtures in the current Buyer Office located in Boston, Buyer may purchase such furniture at a price equal to the book value thereof on D&T's books as determined by D&T (it being agreed that if certain furniture has no such book value, then Buyer shall be entitled to such furniture at no cost). Buyer shall notify D&T of its election to purchase (the "Election Notice") any such furniture within 30 days after the Closing Date, identifying such furniture in reasonable detail. Promptly following D&T's receipt of the Election Notice, D&T shall specify to Buyer the applicable book value of such furniture identified in the Election Notice. Buyer shall pay D&T for all furniture that it has elected to purchase pursuant to the Election Notice within 45 days after the delivery of the Election Notice; title to such furniture shall pass to Buyer upon such payment to D&T; and Buyer shall be responsible for all insurance with respect to such furniture upon such passing of title. Buyer shall pay any and all costs and expenses associated with moving such furniture from the current Buyer Office and any and all warehouse or storage costs associated with storing such furniture following the movement of such furniture from the current Buyer Office. All such furniture to be purchased by Buyer shall be moved from the current Buyer Office no later than the date on which the greater portion of the unpurchased furniture in such Buyer Office is moved from such Buyer Office. Buyer shall pay any and all sales or similar taxes that may arise as a result of the transaction contemplated in this Section 2.5, and Buyer shall timely make any and all filings with governmental or regulatory authorities that may be required as a result of the transaction contemplated in this Section 2.5.

          2.6  Exchange of Certain Transition Periods.  Buyer may exchange the
               --------------------------------------
"Date On Which Transition Period Ends" associated with a particular Buyer Office upon notice delivered not less than 180 days prior to expiration of the Transition Period specified for such

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office in Annex A with the "Date On Which Transition Period Ends" for another
Buyer Office, each as provided in Annex A, provided that Buyer shall have no such right with respect to those Buyer Offices for which the specified date is 180 days after the Closing Date or for the Buyer Offices located in Boston and Washington, D.C. Upon such notice, Annex A shall be deemed modified to reflect such change without further action by the parties hereto. Buyer shall be permitted to make only one such exchange with respect to each Buyer Office.

          3.  Payment.  Buyer shall pay D&T for all Services as provided herein.
              -------
Except as provided in Annex C, payment shall be made within 45 days of receipt of an itemized invoice from D&T for services rendered.

          4.  Term.
              ----

              4.1 The term of this Agreement shall begin on the Closing Date and shall continue in effect until the 18-month anniversary thereof, except that Sections 2.1, 3, 4, 5.2, 10.1 and 10.2 (in addition to the sections identified in Section 4.3) shall continue in effect for an additional 18-month period, unless, in each case, earlier terminated in accordance with this Agreement or upon the mutual written consent of the parties hereto.

              4.2 Notwithstanding the provisions of Section 4.1, D&T may terminate this Agreement on notice to Buyer in the event that:

                   (a) Buyer or the Company fails to pay any amount due and
               payable hereunder within 30 days of notice from D&T specifying such failure;

                   (b) Buyer or the Company fails to comply with any of its
               agreements hereunder in any material respect and such failure is not curable or has not been cured within 30 days following written notice from D&T specifying such breach, provided that there shall be no opportunity to cure a failure to relocate a Buyer Office and vacate a Location after 540 days after the Closing Date, and provided, further, that there shall be no opportunity to cure a failure to relocate and vacate the Buyer Offices in Boston and Washington, D.C.;

                   (c) any accounting firm (other than any member firm of
               Deloitte Touche Tohmatsu) becomes a debt or equity holder of Buyer or the Company or Buyer or the Company becomes controlled by, controls or comes into common control with any such accounting firm or enters into a joint venture or "strategic alliance" (meaning a contractual relationship, partnership, agency or other oral and binding or written relationship designed to promote business or refer clients or personnel) with any such accounting firm;

                   (d) a "Change of Control" of Buyer or the Company occurs. As used herein, a Change of Control of Buyer or the Company means
               (i)

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               all or substantially all of the assets of Buyer or the Company are sold in one or more transactions, (ii) the nominees designated by Evercore Capital Partners L.P. ("Evercore") and its affiliates to serve as members of the Board of Directors of Buyer shall cease to constitute at least one half of the total members of the Board of Directors of Buyer (provided that in the event of any death or resignation of any such member, Evercore shall have up to 15 days to nominate a replacement member), (iii) Evercore and its affiliates shall cease to own on a fully diluted basis in the aggregate at least 30% of the economic and voting interests in Buyer's capital stock, (iv) Evercore and its affiliates no longer actually control, directly or indirectly, the Buyer, (v) Buyer no longer actually controls, directly or indirectly, the Company or (vi) Buyer shall cease to own in the aggregate a majority of the voting interests in the Company; or

                    (e) Buyer or the Company undertakes an initial public
               offering of its securities, in which case this Agreement shall terminate upon consummation of such initial public offering, subject, however, to a 60 day wind-down period after the consummation of such initial public offering, during which wind-down period this Agreement shall remain in effect to facilitate an orderly termination of the parties' arrangements under this Agreement.

          4.3 Any termination of this Agreement in accordance with this Section 4 shall be without prejudice to the rights and remedies of the parties against the others in respect of any antecedent claim or breach of the agreements, stipulations, covenants, terms or conditions herein contained prior to the effectiveness of such termination. The provisions of Sections 2.5, 5.1, 5.3, 5.4, 5.5, 6, 7, 9, 10.3, 10.4, 10.5, 10.6, 10.8, 10.9, 10.10, 10.11 and 11 shall survive expiration or termination of this Agreement.

          5.  Other Covenants.
              ---------------

              5.1  Confidentiality.  (a) Buyer and the Company acknowledge that
                   ---------------
as a result of the provision of Services by D&T hereunder and access provided hereunder and under any succeeding access arrangements by D&T to D&T facilities, Buyer and the Company and their officers, directors, members, managers, employees, independent contractors, agents and representatives (collectively, the "Buyer Personnel") may have access (due to the shared office space) to proprietary information (in any form, whether written, oral, in computer readable form or otherwise) of D&T and its clients and others, including but not limited to any such proprietary information relating to the business or operations of D&T, its affiliates, its clients or other entities including but not limited to information relating to existing or potential business opportunities (unless provided by D&T to Buyer or the Company pursuant to Section 8) ("D&T Protected Information"). Buyer and the Company agree that no Buyer Personnel shall disclose any D&T Protected Information or use any D&T Protected Information for any purpose without the express, written authorization of D&T. D&T Protected Information shall not include information which Buyer or the Company can establish: (i) is generally known to the public through no breach of this provision by Buyer or the Company; (ii) was known to Buyer or the Company prior to disclosure by or through D&T or its affiliates from a source other than D&T or its affiliates which provided such information without, to Buyer's and the Company's knowledge, breaching any obligation of confidentiality; (iii) was independently developed by Buyer or the Company without reference to the information; (iv) is required to be disclosed by Buyer or the Company pursuant to applicable law or regulation provided that Buyer or the Company, as applicable, promptly provides D&T with notice of any such requirement and Buyer Personnel cooperate with D&T in seeking a protective order or otherwise preventing such disclosure to the extent practicable and in good faith pursuant to, and in compliance with, such law or regulation; or (v) is required to be disclosed by Buyer or the Company in connection with any judicial or administrative proceeding involving D&T, on the one hand, and Buyer and/or the Company, on the other hand, relating to this Agreement and the transactions contemplated hereby. Buyer and the Company shall cause all Buyer Personnel who have access to any Buyer Office to agree for the benefit of D&T to be bound by the provisions of this Section 5.1(a). Buyer and the Company shall take steps to prevent their respective clients, invitees and visitors from having access to any D&T Protected Information.,

          (b) Buyer and the Company acknowledge and agree that, by virtue of their access to D&T's premises and the extraordinary value of the D&T Protected Information and the access to such information by Buyer Personnel, any violation by any Buyer Personnel of the undertakings contained in Section 5.1(a) would cause D&T immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, all Buyer Personnel agree and consent to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained in Section 5.1(a). All Buyer Personnel waive posting by D&T of any bond and any proof of actual damages necessary to secure such injunction or other equitable relief. Rights and remedies provided for in this
Section 5.1(b) are cumulative and shall be in addition to rights and remedies otherwise available to D&T hereunder or under any other agreement or applicable law or otherwise.

          (c) D&T acknowledges that in connection with the provision of Services by D&T hereunder, D&T and its officers, directors, employees, independent contractors, agents and representatives (collectively, the "D&T Personnel") may have access (due to the shared office space) to proprietary information (in any form, whether written, oral, in computer readable form or otherwise) of Buyer or the Company and their clients and others, including but not limited to any such proprietary information relating to the business or operations of Buyer or the Company, their affiliates, their clients or other entities including but not limited to information relating to existing or potential business opportunities ("Company Protected Information"). D&T agrees that no D&T Personnel shall disclose any Company Protected Information or use any Company Protected Information for any purpose without the express, written authorization of Buyer or the Company. Company Protected Information shall not include information which D&T can establish: (i) is generally known to the public through no breach of this provision by D&T; (ii) was known to D&T prior to disclosure by or through Buyer, the Company or their affiliates from a source other than Buyer, the Company or their affiliates which provided such information without, to D&T's knowledge, breaching any obligation of confidentiality; (iii) was independently developed by D&T without reference to the information; (iv) is required to be disclosed by D&T pursuant to applicable law, regulation or Professional Obligations provided that D&T to the extent practicable promptly provides Buyer or the Company, as applicable, with notice of any such requirement and D&T Personnel cooperate with Buyer or the Company, as applicable, in seeking a protective order or otherwise preventing such disclosure to the extent practicable and in good faith pursuant to, and in compliance with, such law, regulation or Professional Obligations; or
(v) is required to be disclosed by D&T in connection with any judicial or administrative proceeding involving D&T, on the one hand, and Buyer and/or the Company, on the other hand, relating to this Agreement and the transactions contemplated hereby. D&T shall cause all D&T Personnel who have access to any Buyer Office to agree for the benefit of Buyer and the Company to be bound by the provisions of this Section 5.1(c). D&T shall take steps to prevent its clients, invitees and visitors from having access to any Company Protected Information.

          5.2  Certain Relationships.  Buyer and the Company shall give D&T no
               ---------------------
less than 60 days' prior notice of the occurrence of an event described in
Section 4.2(c), (d), or (e).

          5.3  Insurance.  Buyer at its own cost shall purchase and maintain
               ---------
during the term of this Agreement and for two years thereafter in the event that the insurance is on a claims made basis insurance of such types and in such amounts as are set forth on Annex D attached hereto with an insurance company or companies reasonably acceptable to D&T and shall name D&T as an additional insured in connection with the activities contemplated by this Agreement. Such policies shall provide that no cancellation or diminution of the rights of the insureds thereunder shall be effective unless D&T shall receive at least 30 days' prior written notice. If any of such policies are to be cancelled, Buyer shall purchase at its own cost replacement insurance substantially consistent with the coverage set forth on Annex D and coverage under such replacement insurance shall begin no later than the date of cancellation of the insurance which is replaced. If D&T shall receive notice of non-payment of premium, without limiting any other remedy available to D&T hereunder, D&T may pay the premiums and Buyer shall reimburse D&T within 10 days following notice from D&T requesting such reimbursement. Buyer shall provide D&T with a certificate or certificates of insurance evidencing such insurance within 30 days of the date of this Agreement.

          5.4  Assignment and Assumption of Equipment Leases.  The parties
               ---------------------------------------------
hereto acknowledge that certain equipment is leased by D&T pursuant to the leases identified on Annex E attached hereto and used solely by the Company in connection with the Business. The parties hereto agree to use their commercially reasonable efforts and to cooperate in good faith in order for D&T to assign to Buyer, and for Buyer to assume, each of the leases identified on Annex E. In the event that in order for such assignment and assumption to occur, the lessor of such equipment requires a guarantee of Buyer's obligations under the lease for such equipment, the Company or such other entity acceptable to the lessor (other than D&T or any of its affiliates) shall be the guarantor for such lease. In the event that any of such leases cannot be assigned by D&T to Buyer, or for the period until such assignment occurs, Buyer agrees, in exchange for the use of the applicable equipment, to continue to reimburse D&T for all rent and other payments required to be paid under such lease and all out-of-pocket expenses associated therewith for the duration of such lease and D&T agrees to use its commercially reasonable efforts to secure for the Company the use of such equipment.

          5.5  Certain Conditions to Proceeding with an Initial Public Offering.
               ----------------------------------------------------------------
Neither Buyer nor the Company shall file with the Securities and Exchange Commission or any other governmental or regulatory body any documents, forms or materials (including but not limited to a registration statement) to commence the process for an initial public offering of its securities unless (i) Buyer has relocated at least 23 of the Buyer Offices at such time, (ii) Buyer and the Company are otherwise in compliance with their obligations and agreements under this Agreement at such time and (iii) those provisions of any such documents, forms or materials that refer to D&T or any of its affiliates shall have been approved by D&T in writing, such approval not to be unreasonably withheld.

          5.6  Certain Agreements Regarding Strategic Alliances.  D&T agrees
               ------------------------------------------------
that upon notice from Buyer or the Company that Buyer or the Company is contemplating entry into a transaction or arrangement which might constitute a "strategic alliance" within the meaning of Section 4.2(c), which notice shall include a description of the relevant facts of such transaction or arrangement and the view of Buyer and the Company as to whether such transaction or arrangement would constitute a "strategic alliance" pursuant to such section, D&T will give Buyer or the Company prompt notice of its view as to whether such a transaction or arrangement, if consummated, would constitute a "strategic alliance" pursuant to such section.

     6.  Liability.  (a) NEITHER D&T NOR ANY OF ITS AFFILIATES SHALL BE
         ---------
LIABLE FOR THE PERFORMANCE OF OR FAILURE TO PERFORM ANY SERVICES HEREUNDER EXCEPT TO THE EXTENT OF THEIR FINALLY JUDICIALLY DETERMINED BAD FAITH OR INTENTIONAL MISCONDUCT. THE LIABILITY OF D&T AND ITS AFFILIATES FOR ANY REASON WHATSOEVER ARISING UNDER OR RELATING TO THIS AGREEMENT, REGARDLESS OF THE FORM OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, STATUTE OR TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE, SHALL NOT EXCEED IN THE AGGREGATE WITH ANY OTHER AMOUNTS PAID IN CONNECTION WITH SUCH LIABILITY BY D&T THE AMOUNTS ACTUALLY RECEIVED BY D&T FOR THE SERVICES PROVIDED BY D&T AND ITS AFFILIATES HEREUNDER TO WHICH SUCH LIABILITY RELATES.

                     (b) NEITHER D&T, BUYER, THE COMPANY NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE FOR ANY AMOUNTS REPRESENTING OPPORTUNITY COSTS, LOSS OF PROFITS, LOSS OF BUSINESS OR SALES OR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SUCH PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     7.  Indemnity.  Buyer and the Company jointly and severally shall
         ---------
indemnify D&T and its partners, principals, officers, directors, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "D&T Indemnified Parties") against and hold them harmless from any and all damages, claims, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Losses") incurred or suffered by any D&T Indemnified Party resulting from any liability or damages to, or claims of, a third party arising out of or relating to the Services (including, without limitation, all Losses (whether third party or not) resulting from any delay by Buyer in vacating a Location on or before the end of the applicable Transition Period as the date for vacating such Location may be extended pursuant to Section 2.2(a)(iii)), except to the extent of any Losses arising out of (i) the finally judicially determined bad faith or intentional misconduct of D&T, (ii) a violation by D&T of its obligations pursuant to professional rules and regulations resulting from facts which are known to D&T at a time when D&T could reasonably take action to avoid such Losses and (iii) a breach of any D&T lease with respect to a Location solely as a result of the consummation of the transactions contemplated by this Agreement.

          8.  New Business Prospects.  From time to time, personnel of D&T may,
              ----------------------
in their discretion, bring to the attention of Buyer or Company personnel, information known to them with respect to business development opportunities for the business of Buyer or the Company. Neither Buyer, the Company, nor D&T shall be under any obligation to provide any business development opportunity to the others.

          9.  Notices.  All notices, consents, approvals and other
              -------
communications given or made pursuant to this Agreement shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested,
(ii) hand delivered or (iii) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          (1)  if to D&T:


               Deloitte & Touche LLP
               1633 Broadway
               New York, New York 10019-6754
               Attention: Alan S. Bernikow

               with copies to:

               Deloitte & Touche LLP
               1633 Broadway
               New York, New York 10019-6754
               Attention: General Counsel

               and

               Kramer Levin Naftalis & Frankel LLP
               919 Third Avenue
               New York, New York 10022
               Attention: Thomas E. Molner

          (2)  if to Buyer or the Company:


               RC Transaction Corp.
               Three Imperial Promenade
               Santa Ana, CA 92707-5092
               Attention: Donald B. Murray

               with copies to:

               O'Melveny & Myers
               610 Newport Center Drive
               Newport Beach, CA 92660
               Attention: David A. Krinsky

               Evercore Capital Partners L.P.
               65 East 55th Street
               New York, NY 10022
               Attention: David G. Offensend

               and

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY 10017
               Attention: Mario A. Ponce

All notices and other communications made pursuant to this Agreement shall be deemed to have been given or delivered (i) three business days after being mailed by registered or certified mail, (ii) upon receipt if given by hand or
(iii) one business day after being sent by prepaid overnight courier.

          10.  Miscellaneous.
               -------------

               10.1 Each party shall be entitled to rely, in the performance of its obligations hereunder, on any instructions or notices provided by any representative of any other party that such person reasonably believes is authorized to give such instructions or notices.

               10.2 (a) Notwithstanding any provision of this Agreement to the contrary, D&T may terminate provision of any Services in the event of an Authoritative Directive as follows:

          (i) the provision of the Services covered by the Authoritative Directive shall cease (and Buyer and the Company shall vacate any Location covered by such Authoritative Directive and D&T shall have no further obligation to provide any Services with respect to such Location) upon the earlier of 180 days after notice of the Authoritative Directive to Buyer by D&T and the earliest date on which the authoritative source from which such Authoritative Directive comes requires such Authoritative Directive be effective.

          (ii) If the Authoritative Directive requires that Buyer and the Company vacate any Location prior to 12 months after the Closing Date, D&T shall pay Buyer, upon Buyer vacating all such Locations timely in accordance with Section 10.2(a)(i), the Applicable Portion of the Maximum Fee. If Buyer does not vacate any such Location or Locations timely in accordance with Section 10.2(a)(i), (x) the Applicable Portion shall be adjusted so that all such Locations are excluded from the numerator thereof but included in the denominator thereof and (y) D&T thereafter shall not have any obligation to continue to provide any Services with respect to such Locations.

          (iii) As used herein, the "Applicable Portion" shall mean a ratio (x) the numerator of which is the number of Locations which Buyer and the Company are required to and do actually vacate timely in accordance with Section 10.2(a)(i) pursuant to an Authoritative Directive and (y) the denominator of which is the total number of Locations for which the Transition Period set forth in Annex A has not ended (regardless of whether Buyer and the Company have vacated such Locations) at the date Buyer and the Company are required to vacate Locations by the Authoritative Directive (including any Locations included in (x) above).

          (iv) As used herein, the "Maximum Fee" shall mean the applicable amount set forth in Annex F. The Maximum Fee shall vary, as set forth in Annex F, based on the date on which Buyer and the Company are required to vacate a Location by an Authoritative Directive and based on the number of days of notice given by D&T to Buyer prior to the date upon which Buyer and the Company are required to vacate such Location by the Authoritative Directive.

          (v) As used herein, an "Authoritative Directive" means the expression of the view, by an authoritative source, including, without limitation, the staff of the Securities and Exchange Commission, a state board of accountancy, a state CPA society, a state body with authority for ethics compliance by accountants or the AICPA (through its Professional Ethics Division or otherwise), that the delivery of certain Services by D&T hereunder either:

               (x) violates D&T's Professional Obligations, or

               (y) would violate D&T's Professional Obligations unless Buyer or the Company took actions which they reasonably determine they are unwilling to take or as to which D&T reasonably determines it is unable to obtain sufficient assurance of compliance from Buyer and the Company, regardless of whether the views of such authoritative source are expressed in response to an inquiry from D&T or another party, at the instance of the authoritative source or otherwise.

          (b) D&T, Buyer and the Company will each use their commercially reasonable efforts in the operation of their businesses and the delivery and receipt of Services hereunder to minimize the impact of any Authoritative Directive on their respective businesses and to comply with applicable Professional Obligations of D&T, as reasonably interpreted by D&T and provided to Buyer and the Company.

          (c) D&T represents and warrants to Buyer and the Company that, to its knowledge, as of the date hereof, D&T's execution and delivery of this Agreement and the performance of its obligations under this Agreement do not violate D&T's obligations pursuant to its Professional Obligations.

          (d) D&T's liability upon a termination of Services pursuant to this
Section 10.2 shall be limited to payment of the fee prescribed by Section 10.2(a)(ii) above, to the extent owed, regardless of any other costs or losses incurred by Buyer or the Company (including but not limited to relocation expenses and the cost of business interruption) as a result of such termination.

          (e) D&T shall use its commercially reasonable efforts to promptly inform Buyer and the Company if D&T has actual knowledge that an Authoritative Directive is reasonably likely to be forthcoming.

              10.3 Subject to Section 2.5, Buyer and the Company jointly and severally shall pay any and all taxes, however designated or levied, based upon the Services provided hereunder, including but not limited to, foreign, federal, state and local sales, privilege, use, value added, excise and premium taxes; provided, however, that Buyer and the Company shall not be responsible or liable for any taxes measured by or based upon the income of D&T or any person providing Services hereunder.

              10.4 The status of D&T and any provider of Services hereunder shall be that of independent contractors and nothing set forth herein shall be deemed to constitute any partnership, joint venture, association or agency between such persons, on the one hand, and Buyer and the Company, on the other hand. The parties hereto shall not represent to any person that any such partnership, joint venture, association or agency exists in respect of this Agreement, or that D&T or any provider of Services hereunder is acting on behalf of Buyer or the Company pursuant to this Agreement in any capacity other than that of independent contractor. Nothing in this Agreement confers authority upon any party hereto to enter into any commitment or agreement binding on any other party. To the extent that D&T or any other provider of Services hereunder utilizes any of its property in providing Services hereunder, such property shall remain the property of such person, and neither Buyer nor the Company shall acquire any right or interest in such property, unless otherwise expressly provided herein.

          10.5 This Agreement contains the complete understanding of the parties hereto with respect to the subject matter hereof, and there are no understandings, representations, or warranties of any kind, express or implied not specifically set forth herein. Each Annex to this Agreement is hereby incorporated by reference into this Agreement and forms a part hereof. This Agreement may be amended only by written documents signed by each of the parties hereto. No waiver shall be deemed effective under this Agreement unless in a writing signed by the party against whom the waiver is to be effective and the waiver of breach of any provision shall not waive breach of any other provision or any subsequent breach of the provision waived. No failure or delay by any party hereto in exercising any right, power or privilege hereunder, and no course of dealing between such parties, shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Rights and remedies provided for in this Agreement are cumulative and shall be in addition to rights and remedies otherwise available to a party, whether by contract, at law, in equity or otherwise.

          10.6 This Agreement shall be governed, including, without limitation, as to validity, interpretation and effect, by the internal laws of the State of New York without reference to conflict of laws principles. Each of the parties hereto irrevocably submits to the jurisdiction of any New York State court sitting in the County of New York and any Federal court sitting in the Southern District of the State of New York in respect of any suit or proceeding related to or arising out of this Agreement. Each party hereto also hereby irrevocably waives any objection to the laying of the venue of any such suit or proceeding in any such court and further waives any claim that any such suit or proceeding brought in any such court has been brought in an inconvenient forum. In addition to any other form of service of process authorized by law, service of process in any suit or proceeding hereunder shall be sufficient if mailed to each party hereto at the address specified in Section 9, and such service shall constitute "personal service" for purposes of such suit or proceeding.

          10.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

          10.8 This Agreement shall inure to the benefit of D&T, Buyer, the Company and the persons named in Section 7 and shall be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer or shall confer on any person other than the persons identified in the preceding sentence any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          10.9 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that (i) D&T may delegate performance of its obligations hereunder to such persons as it may determine from time to time without the consent of Buyer or the Company and (ii) Buyer and the Company may, without the consent of D&T, assign (A) in whole, but not in part, all of their rights, interests and obligations under this Agreement to any lender providing financing for the transactions contemplated by the Purchase Agreement in the event of a foreclosure by any such lender or a sale of collateral after foreclosure by any such lender and (B) in whole, or in part, any rights to receive money due, or money to become due, under this Agreement. No party shall be relieved of any liability or obligation arising hereunder in respect of any assignment or, as to D&T, delegation, pursuant to this Section 10.9, except to the extent expressly agreed to in writing by the other party.

          10.10 Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision shall be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

          10.11 The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

          11.    Company Guaranty.  The Company hereby irrevocably and
                 ----------------
unconditionally guarantees, as a primary obligation, the prompt and complete performance by Buyer of all of the terms, covenants and conditions contained in this Agreement with respect to Buyer and the payment of all amounts which, by virtue of this Agreement, are or may become due to or recoverable by D&T or any other person from Buyer. In case of the failure of Buyer punctually to perform any such term, covenant or condition or to make any such payment, the Company hereby agrees to perform such term, covenant or condition or to make such payment, as the case may be, promptly upon demand made by D&T to the Company; provided, however, that delay by D&T in giving such demand shall in no event affect the Company's obligations under this Section 11. The Company's guarantee shall remain in full force and effect or shall be reinstated, as the case may be, if at any time any payment guaranteed by the Company under this Section 11, in whole or in part, is rescinded or must otherwise be returned by D&T upon the insolvency, bankruptcy or reorganization of Buyer, the Company or otherwise, all as though such payment had not been made. The Company hereby agrees that its obligations under this Section 11 shall be unconditional, irrespective of the validity or enforceability of this Agreement; the absence of any action to enforce the same; any waiver or consent by D&T concerning any provision of this Agreement; the rendering of any judgment against Buyer or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. The Company covenants that its obligations under this Section 11 will not be discharged except by complete performance of all of the terms, covenants and conditions contained in this Agreement applicable to Buyer and payment of all amounts payable under this Agreement by Buyer. The Company's obligations under this
Section 11 shall continue to be effective if Buyer merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist. The Company hereby waives diligence, presentment, protest, notice of acceptance, protest, acceleration and dishonor, filing of claims with a court in the event of insolvency or bankruptcy of Buyer, all demands whatsoever, except as noted in the first paragraph of this Section 11 and any right to require a proceeding first against Buyer.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                              DELOITTE & TOUCHE LLP


                              By:
                                 ----------------------------------
                                 Name:
                                 Title:


                              RC TRANSACTION CORP.


                              By:
                                 ----------------------------------
                                 Name:
                                 Title:


                              RE:SOURCES CONNECTION LLC


                              By:
                                 ----------------------------------
                                 Name:
                                 Title: